Oxford Industries, Inc. Press Release

FOR IMMEDIATE RELEASE
October 6, 2015

Tommy Bahama’s Terry R. Pillow to Retire at End of Fiscal Year
--Douglas B. Wood Named Successor--
ATLANTA, GA – Oxford Industries, Inc. (NYSE: OXM) announced today that Terry R. Pillow will retire from his position as Chief Executive Officer of its Tommy Bahama Group on January 30, 2016, the end of the Company’s fiscal year. Douglas B. Wood, Tommy Bahama’s current President and Chief Operating Officer, will succeed Mr. Pillow as CEO of Tommy Bahama. Mr. Pillow will continue with Oxford in an advisory role.
Thomas C. Chubb III, Chairman and Chief Executive Officer of Oxford commented, “Terry joined Tommy Bahama in 2008 at a critical juncture for the business. The founders were retiring and we were entering an unprecedented economic downturn. Terry has done a tremendous job propelling the business forward and enhancing the depth and breadth of the successful Tommy Bahama lifestyle brand that we all recognize today.
Mr. Chubb continued, “Doug joined Tommy Bahama in 2001, two years prior to Oxford’s acquisition of the brand. From the very beginning, his talent and strength as a leader were obvious. For the past 14 years, Doug has been responsible for all aspects of Tommy Bahama’s financial and operating functions. With his leadership, Tommy Bahama has transformed from a $200 million wholesale-focused company to a $600+ million lifestyle brand driven by its direct to consumer business. With Doug at the helm and a great creative team onboard, the future is bright at Tommy Bahama.”
Mr. Wood joined Tommy Bahama in 2001 as Chief Operating Officer and was named President in 2008. He began his career at the Boeing Defense and Space Group before joining McCaw Cellular/AT&T in 1994 where he was Vice President of Operations. Mr. Wood is a graduate of Central Washington University and holds an MBA from Pacific Lutheran University.
About Oxford
Oxford Industries, Inc., a leader in the apparel industry, owns and markets the distinctive Tommy Bahama® and Lilly Pulitzer® lifestyle brands. Oxford also produces certain licensed and private label apparel products. Oxford's stock has traded on the New York Stock Exchange since 1964 under the symbol OXM. For more information, please visit Oxford's website at www.oxfordinc.com.

Safe Harbor
This press release includes statements that constitute forward-looking statements within the meaning of the federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which are not historical in nature. We intend for all forward-looking statements contained herein or on our website, and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf, to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Such statements are subject to a number of risks, uncertainties and assumptions including, without limitation, the impact of economic conditions on consumer demand and spending, particularly in light of general economic uncertainty that continues to prevail, demand for our products, competitive conditions, timing of shipments requested by our wholesale customers, expected pricing levels, retention of and disciplined execution by key management, the timing and cost of store openings and of planned capital expenditures, weather, costs of products as well as the raw materials used in those products, costs of labor, acquisition and disposition activities, expected outcomes of pending or potential litigation and regulatory actions, access to capital and/or credit markets,  the ultimate impact of the Ben Sherman sale transaction on our business and operating results and the impact of foreign losses on our effective tax rate. Forward-

looking statements reflect our current expectations, based on currently available information, and are not guarantees of performance. Although we believe that the expectations reflected in such forward-looking statements are reasonable, these expectations could prove inaccurate as such statements involve risks and uncertainties, many of which are beyond our ability to control or predict. Should one or more of these risks or uncertainties, or other risks or uncertainties not currently known to us or that we currently deem to be immaterial, materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors relating to these risks and uncertainties include, but are not limited to, those described in Part I, Item 1A. contained in our Annual Report on Form 10-K for the period ended January 31, 2015 under the heading "Risk Factors" as updated in Part II, Item 1A contained in our Quarterly Report on Form 10-Q for the quarter ended August 1, 2015 and those described from time to time in our reports filed with the SEC.

Contact:         Anne M. Shoemaker
Telephone:    (404) 653-1455
Fax:        (404) 653-1545
E-mail:        InvestorRelations@oxfordinc.com